UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT
 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 2, 2005 (July 29, 2005)
                                                --------------------------------

                     Conversion Services International, Inc.
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-30420                 20-1010495
  ----------------------------       ------------         -------------------
  (State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)             File Number)         Identification No.)


    100 Eagle Rock Avenue, East Hanover,
               New Jersey                                     07936
  ----------------------------------------                  ----------
  (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (973) 560-9400
                                                   -----------------------------

                                 Not Applicable
                    ----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PORTIONS AMENDED:

      The Registrant hereby amends Item 9.01 contained in the Registrant's Current Report on Form 8-K filed August 3, 2005 to provide the requisite financial information required, including pro forma consolidated financial information. Except as set forth in Item 9.01 below, no other changes are made to the Registrant's Current Report on Form 8-K filed August 3, 2005.


Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Audited Combined Financial Statements for Integrated Strategies, Inc. and Affiliates for the year ended December 31, 2004 and reviewed combined financial statements for the year ended December 31, 2003.

(b) Pro forma financial information. Unaudited Financial Statements of Conversion Services International, Inc. for the year ended December 31, 2004 and the six month period ended June 30, 2005.

(d) Exhibits.

2 Agreement and Plan of Merger dated July 29, 2005 by and among Conversion Services International Inc., a Delaware corporation, ISI Merger Corp., a Delaware corporation, Integrated Strategies, Inc., a Delaware corporation, ISI Consulting, LLC, a Delaware limited liability company, Adam Hock, and Larry Hock (filed as Exhibit 2.1 on Form 8-K on August 3, 2005).

3.1 Certificate of Merger of Integrated Strategies, Inc. and ISI Consulting, LLC with and into ISI Merger Corp. filed with the Secretary of State of the State of Delaware on July 29, 2005 (filed as Exhibit 3.1 on Form 8-K on August 3, 2005).

10.1 Promissory Note by ISI Merger Corp. dated July 29, 2005 in the amount of $177,937 issued in favor of Adam Hock and Larry Hock (filed as Exhibit
      10.1 on Form 8-K on August 3, 2005).

10.2 Subordinated Promissory Note by Conversion Services International Inc. dated July 29, 2005 in the amount of $165,000 issued in favor of Adam Hock and Larry Hock (filed as Exhibit 10.2 on Form 8-K on August 3, 2005).

99.1 Press Release of Conversion Services International Inc., dated August 1, 2005 (filed as Exhibit 99.1 on Form 8-K on August 3, 2005).

99.2 Audited Combined Financial Statements for Integrated Strategies, Inc. and Affiliates for the year ended December 31, 2004 and reviewed combined financial statements for the year ended December 31, 2003.*

99.3 Unaudited Financial Statements of Conversion Services International, Inc. for the year ended December 31, 2004 and the six month period ended June 30, 2005.

* Filed herewith.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 11, 2005             CONVERSION SERVICES INTERNATIONAL, INC.


                             By: /s/ Scott Newman
                                 ------------------------------------
                                 Name: Scott Newman
                                 Title: President and Chief Executive Officer

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                          COMBINED FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION

                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                                    CONTENTS

                                                                           Page
                                                                           ----

       INDEPENDENT AUDITORS' REPORT                                          1


       COMBINED FINANCIAL STATEMENTS
           Combined Balance Sheets                                          2-3
           Combined Statements of Operations                                 4
           Combined Statements of Equity                                     5
           Combined Statements of Cash Flows                                 6


      NOTES TO COMBINED FINANCIAL STATEMENTS                                7-11

      INDEPENDENT AUDITORS' REPORT ON
          SUPPLEMENTARY INFORMATION                                         12

      Schedules of Direct Costs and Expenses                                13
      Schedules of General and Administrative Expenses                      13

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Members
Integrated Strategies, Inc. and Affiliates

We have audited the accompanying combined balance sheet of Integrated Strategies Inc. (an S corporation) and Affiliates (ISI Consulting, LLC and Integrated Realty, Inc.) as of December 31, 2004, and the related combined statements of operations, of equity and of cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Strategies, Inc. and Affiliates as of December 31, 2004, and the results of their operation and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The 2003 financial statements were reviewed by us, and our report thereon, dated June 17, 2004, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

                                                    /s/ Tanton and Company LLP
                                                    --------------------------
                                                    Certified Public Accountants

March 22, 2005
New York, NY

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                     DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                                     ASSETS
                                     ------
                                                                   (Unaudited)
                                                          2004         2003
                                                       ----------   ----------
      CURRENT ASSETS
      --------------
          Cash and cash equivalents                    $  208,687   $       --
          Accounts receivable                           1,274,007    1,405,837
          Loans receivable - officer                      405,000      224,312
          Prepaid expenses                                  8,241           --
          Deferred income taxes asset                          --       82,658
                                                       ----------   ----------
              TOTAL CURRENT ASSETS                      1,895,935    1,712,807
                                                       ----------   ----------
      PROPERTY, PLANT AND EQUIPMENT, NET                   16,423       37,186

      OTHER ASSETS
      ------------
          Deposits                                         12,987       12,987
                                                       ----------   ----------
              TOTAL OTHER ASSETS                           12,987       12,987
                                                       ----------   ----------
              TOTAL ASSETS                             $1,925,345   $1,762,980
                                                       ----------   ----------

   The accompanying notes are an integral part of these financial statements

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                     DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                         LIABILITIES AND COMBINED EQUITY
                         -------------------------------

                                                                                  (Unaudited)
                                                                      2004           2003
                                                                   -----------    -----------
      CURRENT LIABILITIES
      -------------------
        Cash overdraft                                             $        --    $     3,080
        Note payable - line of credit                                  985,217      1,300,000
        Accounts payable and accrued expenses                           33,687         25,604
        Accrued payroll and payroll taxes                               36,665        126,955
        Loans payable - officers                                       583,827             --
        Income taxes payable                                             6,098        139,447
        Deferred income taxes                                           47,000             --
                                                                   -----------    -----------
           TOTAL LIABILITIES                                         1,692,494      1,595,086
                                                                   -----------    -----------
      COMMITMENT AND CONTINGENCIES

      COMBINED EQUITY
      ---------------

        Common stock, no par value; 100 shares authorized
             issued and outstanding, Integrated Strategies, Inc.            21             21
        Common stock, no par value; 100 shares authorized
               issued and outstanding, Integrated Realty, Inc.           2,100          2,100
        Members' distributions, ISI Consulting, LLC                 (1,200,000)    (1,200,000)
        Retained earnings                                            1,430,730      1,365,773
                                                                   -----------    -----------
           TOTAL COMBINED EQUITY                                       232,851        167,894
                                                                   -----------    -----------
           TOTAL LIABILITIES AND COMBINED EQUITY                   $ 1,925,345    $ 1,762,980
                                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                        COMBINED STATEMENTS OF OPERATIONS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                                                               (Unaudited)
                                                    2004           2003
                                                 -----------    -----------
      REVENUE                                    $ 5,203,123    $ 5,473,825

      DIRECT COSTS AND EXPENSES                    3,513,919      3,284,622
                                                 -----------    -----------
              GROSS PROFIT                         1,689,204      2,189,203

      OPERATING EXPENSES
      ------------------
          General and administrative expenses      1,544,703      2,268,283
          Depreciation expense                        13,517         18,202
                                                 -----------    -----------
              TOTAL OPERATING EXPENSES             1,558,220      2,286,485
                                                 -----------    -----------
              OPERATING INCOME (LOSS)                130,984        (97,282)

      OTHER INCOME (EXPENSES)
      -----------------------
          Dividend income                                 29          1,159
          Interest expense                           (69,247)       (62,030)
                                                 -----------    -----------
              TOTAL OTHER EXPENSES                   (69,218)       (60,871)
                                                 -----------    -----------
              INCOME (LOSS) BEFORE TAX EXPENSE        61,766       (158,153)

      TAXES BENEFIT                                    3,191        149,564
                                                 -----------    -----------
              NET INCOME (LOSS)                  $    64,957    $    (8,589)
                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                          COMBINED STATEMENTS OF EQUITY

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                                     Common Stock and Members' Distributions
                                   -----------------------------------------
                                   Integrated
                                   Strategies,   Integrated   ISI Consulting,  Retained
                                      Inc.       Realty, Inc.     LLC          Earnings         Total
                                   -----------   -----------   -----------    -----------    -----------
      Balance, January 1, 2003     $        21   $        --   $(1,200,000)   $ 1,374,362    $   174,383

      Capital contributions                 --         2,100            --             --          2,100

      Net loss                              --            --            --         (8,589)        (8,589)
                                   -----------   -----------   -----------    -----------    -----------
      Balance, December 31, 2003            21         2,100    (1,200,000)     1,365,773        167,894

      Net income                            --            --            --         64,957         64,957
                                   -----------   -----------   -----------    -----------    -----------
      Balance, December 31, 2004   $        21   $     2,100   $(1,200,000)   $ 1,430,730    $   232,851
                                   ===========   ===========   ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                        COMBINED STATEMENTS OF CASH FLOWS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                                                                               (Unaudited)
                                                                     2004          2003
                                                                 -----------    -----------
      CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss)                                        $    64,957    $    (8,589)
        Adjustments to reconcile net income (loss) to net cash
          provided by operating activities
          Depreciation and amortization                               13,517         18,202
          Changes in operating assets and liabilities:
           Accounts receivable                                       131,830        663,142
           Income taxes prepaid and payable                         (133,349)       155,094
           Prepaid expenses                                           (8,241)         3,016
           Security deposit receivable                                    --         26,505
           Accounts payable and accrued expenses                       8,084       (209,191)
           Accrued payroll and payroll taxes                         (90,290)      (108,267)
           Deferred income taxes asset and liability                 129,658       (304,658)
                                                                 -----------    -----------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                 116,166        235,254
                                                                 -----------    -----------
      CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisition of property and equipment                         (3,898)            --
        Disposal of property and equipment                            11,143             --
                                                                 -----------    -----------
           NET CASH PROVIDED BY INVESTING ACTIVITIES                   7,245             --
                                                                 -----------    -----------
      CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments on note payable - line of credit                 (1,300,000)    (3,573,160)
        Proceeds from line of credit                                 985,217      3,116,160
        Payments on note payable - vehicle                                --        (23,820)
        Loans from/to officers                                       403,139        (21,206)
        Decrease in cash overdraft                                    (3,080)         3,080
                                                                 -----------    -----------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        85,276       (498,946)
                                                                 -----------    -----------
           NET INCREASE (DECREASE) IN CASH                           208,687       (263,692)
      CASH AND CASH EQUIVALENTS, BEGINNING                                --        263,692
                                                                 -----------    -----------
      CASH AND CASH EQUIVALENTS, ENDING                          $   208,687    $        --
                                                                 ===========    ===========
      Supplemental disclosure of cash flows information:
        Interest paid                                            $    68,648    $    57,388
                                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

NOTE 1 - Organization and Summary of Significant Accounting Policies

      Organization

      The accompanying combined financial statements include the accounts of Integrated Strategies, Inc. (an S Corporation) and its affiliates, ISI Consulting, LLC and Integrated Realty, Inc. These companies are related through common ownership and are collectively referred to herein as the "Company." All significant inter-company balances and transactions have been eliminated in combination. Integrated Strategies, Inc. ("Strategies") was formed in 1999 to provide management consultants to financial service organizations. ISI Consulting, LLC ("Consulting") was formed in 2001 to provide payroll administration services. Integrated Realty, Inc. ("Realty") was formed in 2002 to provide rental of office space.

      Income Recognition

      The Company recognizes revenue when services are provided.

      Property and Equipment

      Property and Equipment are recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets (5 to 7 years), starting from the date the equipment is placed in service.

      Long-lived Assets

      When indicators of impairment are present, the Company evaluates the carrying value of long-lived assets in relation to expected future undiscounted cash flows and will reduce the net book value to the fair value of the related assets, if appropriate. Impairment losses on long-lived assets are recognized when expected future cash flows are less than the asset's carrying value. There was no impairment as of December 31, 2004 and 2003.

      Income Taxes

      Integrated Strategies, Inc. has elected to be treated as a Subchapter S of the Internal Revenue Service whereby net income is taxed to the stockholders. New York also approved Strategies' election to be treated as a Subchapter S effective January 1, 2003. Strategies remains liable for local corporation tax. Integrated Consulting, LLC is a limited liability corporation. Consulting's federal and state taxable income is reported by its members. Consulting is liable for local corporation tax. Integrated Realty, Inc. is liable for federal, state and local corporation taxes.

      Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to different methods of accounting for income tax and financial statement reporting purposes. The Company uses the cash method for income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

      Cash and Cash Equivalents

      The  Company  considers  all   highly-liquid   instruments  with  original
      maturities   when   purchased  of  less  than  three  months  to  be  cash
      equivalents.

      Advertising

      The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2004 and 2003 was $2,283, and $26,376, respectively.

      Financial Statement Reclassification

      Certain reclassifications were made to the financial statements for the year ended December 31, 2003 in order for them to be in conformity with year 2004 financial statements presentation. These reclassifications had no effect on the Company's net income or net worth for the year.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      NOTE 2 - Comprehensive Income/Loss

      Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") establishes the standards for reporting and display of comprehensive income (loss) and its components in the financial statements. Comprehensive income is defined to include all changes in combined equity except those resulting from investments from stockholders and members and distributions to stockholders and members. For the years ended December 31, 2004 and 2003, there was no material other comprehensive income/loss. Accordingly, comprehensive income/loss approximates the net income/loss.

      NOTE 3 - Fair Value of Financial Instruments

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

      The carrying value of the cash and cash equivalents, loans receivable/payable -officers, and note payable - line of credit
      approximates   fair  value   because  of  the  short   maturity  of  those
      instruments.

NOTE 4 - Loans Receivable - Officers and Loans Payable - Officers

      Loans receivable - officers are non-interest bearing and payable on demand. Loans payable - officers are non-interest bearing and receivable on demand.

NOTE 5 - Property and Equipment

      Property and equipment at December 31, 2004 and 2003 consist of the following:

                                                      2004          2003
                                                     -------       -------
      Office equipment                               $33,149       $71,234
      Furniture and fixtures                              --        20,534
                                                     -------       -------
                                                      33,149        91,768
      Less: accumulated depreciation                  16,726        54,582
                                                     -------       -------
      Property and equipment, net                    $16,423       $37,186
                                                     =======       =======

NOTE 6 - Income Taxes

      Deferred income taxes asset and (liability), net for the years ended December 31, 2004 and 2003 consist of the following:

                                                 2004              2003
                                               --------          --------
      Federal                                  $     --          $ 97,433
      State and local                           (47,000)          (14,775)
                                               --------          --------
      Total                                    $(47,000)         $ 82,658
                                               ========          ========

      Provision for taxes benefit (expense) for the years ended December 31, 2004 and 2003 consists of the following:

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

                                                2004              2003
                                              ---------         ---------
      Federal: current                        $  97,433         $      --
      State and local:
             Current                             35,416              (436)
             Deferred                          (129,658)          150,000
                                              ---------         ---------
      Total                                   $   3,191         $ 149,564
                                              =========         =========

NOTE 7 - Notes Payable - Line of Credit

      On August 31, 2004, the Company entered into a line of credit agreement with Commerce Bank which will mature on September 5, 2005, with a maximum credit line of $1,000,000 with an interest rate of prime plus 1%. The credit line is subject to several affirmative and negative covenants requirement as defined in the agreement. Commerce Bank has a contractual possessory security interest in all of the Company's deposits in Commerce Bank in accordance with the agreement. In addition, the credit line is guaranteed by an officer of the Company and the Company's affiliates. This line of credit paid off the Company's prior line of credit with First Union Bank which beared interest at the bank's prime rate. As of December 31, 2004 and 2003, the Company had outstanding balance of $985,217 and $1,300,000, respectively.

NOTE 8 - Concentration Risks

      Credit Risks

      Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts receivable.The Company maintains its cash in accounts, which exceed federally insured limits. The Company limits its credit risk by selecting financial institutions considered to be highly credit worthy. Accounts receivable are due from financial institutions. The Company does not require collateral; however, management performs ongoing credit evaluations of customer accounts.

NOTE 9 - Related Party Transactions

      Officer's Loan

      During the years ended December 31, 2004 and 2003, the Company had several loan transactions with two of the Company's officers. Loans receivable from officer was non-interesting bearing and had no set repayment terms. Loans payable to officers had no set repayment terms, but is subject to the covenants requirement defined in the line of credit agreement with Commerce Bank (See Note 7) which subordinates the loans payable to officers to the line of credit payable.

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)

      Professional Fees

      During the years ended December 31, 2004 and 2003, the Company paid professional fees to two companies owned by Strategies' officers, which amounted to $160,098 and $413,907, respectively.

NOTE 10 - Customers

      The Company's customer base consists of major financial institutions. Approximately 95% and 92% of the Company's sales for the years ended December 31, 2004 and 2003, respectively, were to a single customer.

NOTE 11 - Leasing Arrangements

      The company has entered into an operating lease for an office facility which will expire on October 31, 2005. Rent expense under such lease approximated $29,408 and $28,202 for the years ended December 31, 2004 and 2003, respectively. Future annual minimum lease payments for the year ended December 31, 2005 was $23,302.

            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION

      Our report on our audit of the basic combined financial statements of Integrated Strategies, Inc and Affiliates as of and for the year ended December 31, 2004 appears on page 1. The audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information contained in the schedules of direct costs and expenses and general and administrative expenses for the year ended December 31, 2004 is presented only for additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

      The accompanying supplementary information contained in the schedules of direct costs and expenses and general and administrative expenses for the year ended December 31, 2003 was reviewed by us, and is presented only for analysis purposes and has been subject to the inquiry and analytical procedures applied in the review of the basic financial statements. All information included in these schedules is the representation of the management of Integrated Strategies, Inc. and Affiliates. We did not become aware of any material modifications that should be made to this supplementary information.

                                                    /s/ Tanton and Company LLP
                                                    --------------------------
                                                    Certified Public Accountants

March 22, 2005
New York, NY

                   INTEGRATED STRATEGIES, INC. AND AFFILIATES

 SCHEDULES OF DIRECT COSTS AND EXPENSES AND GENERAL AND ADMINISTRATIVE EXPENSES

           FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003 (UNAUDITED)

                                                                         (Unaudited)
                                                               2004         2003
                                                            ----------   ----------
      DIRECT COSTS AND EXPENSES
          Salaries                                          $2,125,969   $2,420,948
          Payroll taxes                                        141,400      150,032
          Consulting fee                                     1,202,578      713,642
          Commission                                            43,972           --
                                                            ----------   ----------
              TOTAL DIRECT COSTS AND EXPENSES               $3,513,919   $3,284,622
                                                            ==========   ==========
      GENERAL AND ADMINISTRATIVE EXPENSES
          Salaries                                          $  743,195   $  782,847
          Payroll taxes                                         57,368       84,251
          Rent                                                 137,672      208,051
          Professional fees                                    227,809      554,313
          Advertising                                            2,283       26,376
          Promotion                                                 --        1,133
          Office expenses                                       59,413       65,665
          Postage and delivery                                   7,417        7,631
          Telephone                                             14,612       29,861
          Travel and entertainment                             218,048      417,844
          Officer life insurance                                33,398       34,635
          Insurance                                             28,587       44,378
          Dues and subscriptions                                 2,494        2,837
          Equipment rental                                       1,164        8,461
          Contributions                                         11,243           --
                                                            ----------   ----------
              TOTAL GENERAL AND ADMINISTRATIVE
                  EXPENSES                                  $1,544,703   $2,268,283
                                                            ==========   ==========

                See auditors' report on supplementary information

CONVERSION SERVICES INTERNATIONAL, INC.
      Notes to Pro Forma Condensed Financial Statements

PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Financial Statements are based on the historical financial statements of Conversion Services International, Inc. (the "Company"), McKnight Associates, Inc. ("McKnight"), and Integrated Strategies, Inc. and Affiliates ("ISI"), adjusted to give effect to the acquisitions of both McKnight and ISI by the Company. The Balance Sheet assumes the acquisitions occurred as of June 30, 2005. The Pro Forma Income Statements, for the year ended December 31, 2004 and the six months ended June 30, 2005, assume the acquisitions occurred as of the first day of the applicable period.

The pro forma financial information does not reflect certain anticipated cost savings resulting from the operation of McKnight and ISI by the Company. There can be no assurance that the Company will be able to realize any anticipated cost savings. The pro forma statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Form 10-KSB/A which was filed with the Securities and Exchange Commission on July 26, 2005.

                     CONVERSION SERVICES INTERNATIONAL, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 2005
                                 (IN THOUSANDS)
                                   (Unaudited)

                                                                                            Integrated           Pro forma
                                                     Conversion           McKnight        Strategies, Inc.      Adjustments
                                                   Services Int'l        Associates          and Subs       Conversion Services
                                                  ---------------     ----------------    ---------------   ------------------
ASSETS

CURRENT ASSETS
    Cash                                                $    646                $ 118            $    79              $    --
    Accounts receivable                                    4,306                  386                755                   --
    Accounts receivable from related parties               1,060                   --                 --                   --
    Prepaid expenses                                         377                   --                  3                   --
                                                  ---------------     ----------------    ---------------   ------------------

        TOTAL CURRENT ASSETS                               6,389                  504                837                   --

PROPERTY AND EQUIPMENT, at cost, net                         540                    3                  2                   --

OTHER ASSETS
    Restricted cash                                        4,327                   --                 --               (2,785)(7)
    Goodwill                                               4,691                   --                 --                   --
    Deferred financing costs                                 575                   --                 --                   --
    Intangible assets, net of
      accumulated amortization                             2,996                   --                 --                   --
    Discount on debt                                       5,681                   --                 --                   --
    Due from affiliates                                       --                   --                405                   --
    Equity investments                                       192                   --                 --                   --
    CSI investment in McKnight                                --                   --                 --                2,445 (7)
    CSI investment in ISI                                     --                   --                 --                2,113 (7)
    Other assets                                             115                   --                 13                   --
                                                  ---------------     ----------------    ---------------   ------------------
                                                          18,577                   --                418                1,773

                                                        $ 25,506                $ 507            $ 1,257              $ 1,773
                                                  ===============     ================    ===============   ==================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
    Line of credit                                      $  3,414                $  --            $   580              $    --
    Current portion of long-term debt                        134                   --                 --                   --
    Deferred revenue                                       1,759                   --                 --                   --
    Note payable                                             864                   --                 --                   --
    Related party note payable                             1,632                   --                 --                   --
    Deferred taxes                                            --                   --                 34                   --
    Accounts payable and accrued expenses                  3,189                  130                164                   --
                                                  ---------------     ----------------    ---------------   ------------------

        TOTAL CURRENT LIABILITIES                         10,992                  130                778                   --
                                                  ---------------     ----------------    ---------------   ------------------

LONG-TERM DEBT, net of current portion                     5,225                   30                586                   --
                                                  ---------------     ----------------    ---------------   ------------------

      Total Liabilities                                   16,217                  160              1,364                   --
                                                  ---------------     ----------------    ---------------   ------------------

MINORITY INTEREST                                             80                   --                 --                   --
                                                  ---------------     ----------------    ---------------   ------------------

COMMITMENTS AND CONTINGENCIES                                 --                   --                 --                   --

STOCKHOLDER'S EQUITY
    Common stock, $.001 par value,
      1,000,000 shares authorized,
      issued and outstanding                                 788                    1                 --                   --
    CSI investment in McKnight                                --                   --                 --                   --
    CSI investment in ISI                                     --                   --                 --                   --
    Additional paid in capital                            47,911                   21                 --                1,773 (7)
    Accumulated other comprehensive income                     4                   --                 --                   --
    Retained earnings / Accumulated deficit              (39,494)                 325               (107)                  --
                                                  ---------------     ----------------    ---------------   ------------------

                                                           9,209                  347               (107)               1,773
                                                  ---------------     ----------------    ---------------   ------------------

                                                        $ 25,506                $ 507            $ 1,257              $ 1,773
                                                  ==============     ================    ===============   ==================

                                                     Pro forma               Pro forma
                                                    Adjustments             Adjustments                            Pro forma
                                                 McKnight Associates   Integrated Strategies   Eliminations       Consolidated
                                                 -----------------     --------------------    -------------     ---------------
ASSETS

CURRENT ASSETS
    Cash                                                  $    --                  $    --               --            $    843
    Accounts receivable                                        --                       --               --               5,447
    Accounts receivable from
      related parties                                          --                       --               --               1,060
    Prepaid expenses                                           --                        1  (2)          --                 381
                                                 -----------------     --------------------    -------------     ---------------

        TOTAL CURRENT ASSETS                                   --                        1               --               7,731

PROPERTY AND EQUIPMENT, at cost, net                           (3)  (2)                 --               --                 542

OTHER ASSETS
    Restricted cash                                            --                       --               --               1,542
    Goodwill                                                1,163   (2)              1,764  (2)          --               7,618
    Deferred financing costs                                   --                       --               --                 575
    Intangible assets, net of
     accumulated amortization                                 908   (2)                 --               --               3,904
    Discount on debt                                           --                       --               --               5,681
    Due from affiliates                                        --                     (405) (2)          --                  --
    Equity investments                                         --                       --               --                 192
    CSI investment in McKnight                                 --                       --           (2,445)                 --
    CSI investment in ISI                                      --                       --           (2,113)                 --
    Other assets                                               --                       --                                  128
                                                 -----------------     --------------------    -------------     ---------------
                                                            2,071                    1,359           (4,558)             19,640

                                                          $ 2,068                  $ 1,360         $ (4,558)           $ 27,913
                                                 =================     ====================    =============     ===============

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
    Line of credit                                        $    --                  $  (580) (2)          --            $  3,414
    Current portion of long-term debt                          --                       --               --                 134
    Deferred revenue                                           --                       --               --               1,759
    Note payable                                               --                      178  (2)          --               1,042
    Related party note payable                                 --                       --               --               1,632
    Deferred taxes                                             --                      (34) (2)          --                  --
    Accounts payable and accrued expenses                      --                       (3) (2)          --               3,480
                                                 -----------------     --------------------    -------------     ---------------

        TOTAL CURRENT LIABILITIES                              --                     (439)              --              11,461
                                                 -----------------     --------------------    -------------     ---------------

LONG-TERM DEBT, net of current portion                        (30)  (2)               (421) (2)          --               5,390
                                                 -----------------     --------------------    -------------     ---------------

      Total Liabilities                                       (30)                    (860)              --              16,851
                                                 -----------------     --------------------    -------------     ---------------

MINORITY INTEREST                                              --                       --               --                  80
                                                 -----------------     --------------------    -------------     ---------------

COMMITMENTS AND CONTINGENCIES                                  --                       --               --                  --

STOCKHOLDER'S EQUITY
    Common stock, $.001 par value,
      1,000,000 shares authorized,
      issued and outstanding                                   (1)  (2)                 --               --                 788
    CSI investment in McKnight                              2,445   (2)                 --           (2,445)                 --
    CSI investment in ISI                                      --                    2,113  (2)      (2,113)                 --
    Additional paid in capital                                (21)  (2)                 --               --              49,684
    Accumulated other comprehensive income                     --                       --               --                   4
    Retained earnings / Accumulated deficit                  (325)  (2)                107  (2)          --             (39,494)
                                                 -----------------     --------------------    -------------     ---------------

                                                            2,098                    2,220           (4,558)             10,982
                                                 -----------------     --------------------    -------------     ---------------

                                                          $ 2,068                  $ 1,360         $ (4,558)           $ 27,913
                                                 =================     ====================    =============     ===============

            See Accompanying Notes to Pro Forma Financial Statements

                     CONVERSION SERVICES INTERNATIONAL, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                      (IN THOUSANDS, except per share data)
                                   (Unaudited)

                                                                   Integrated       Pro forma         Pro forma
                                    Conversion                     Strategies,     Adjustments       Adjustments
                                  Services Int'l     McKnight     Inc. and Subs     McKnight         Integrated         Pro forma
                                  (Consolidated)    Associates      (combined)     Associates        Strategies        Consolidated
                                  --------------    ----------    -------------    -----------       -----------       ------------
REVENUE                           $       14,279    $    1,403    $       2,986                      $        --       $     18,668

COST OF REVENUE                            9,447           880            2,086             --                --             12,413
                                  --------------    ----------    -------------    -----------       -----------       ------------

GROSS PROFIT                               4,832           523              900             --                --              6,255
                                  --------------    ----------    -------------    -----------       -----------       ------------

OPERATING EXPENSES:
Selling and Marketing                      3,094             3               --             --                --              3,097
General and administrative                 3,563           224            1,192             --              (287)(5)          4,692
Research and development                     476            --               --             --                --                476
Depreciation & amortization                  935            --               --            216 (3)            --              1,151
                                  --------------    ----------    -------------    -----------       -----------       ------------

OPERATING EXPENSES                         8,068           227            1,192            216              (287)             9,416
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME FROM OPERATIONS                    (3,236)          296             (292)          (216)              287             (3,161)
                                  --------------    ----------    -------------    -----------       -----------       ------------

OTHER INCOME (EXPENSE), net               (3,221)           (1)             (37)            --                --             (3,259)
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME (LOSS) BEFORE TAXES AND
  MINORITY INTEREST                       (6,457)          295             (329)          (216)              287             (6,420)
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME TAXES (BENEFIT)                        --            --                8             31 (4)           (17)(4)             22
INCOME TAXES VALUATION ALLOWANCE              --            --               --            (31)(4)            17 (4)            (14)
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME (LOSS) BEFORE MINORITY
  INTEREST                        $       (6,457)   $      295    $        (337)   $      (216)      $       287       $     (6,428)
                                  --------------    ----------    -------------    -----------       -----------       ------------

MINORITY INTEREST                             52            --               --             --                --                 52
                                  --------------    ----------    -------------    -----------       -----------       ------------

PRO FORMA NET LOSS                $       (6,405)   $      295    $        (337)   $      (216)      $       287       $     (6,376)
                                  --------------    ----------    -------------    -----------       -----------       ------------

PRO FORMA NET LOSS PER SHARE      $        (0.12)   $     0.32    $          --    $        --       $        --       $      (0.12)
                                  ==============    ==========    =============    ===========       ===========       ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES USED IN THE PRO
  FORMA NET LOSS PER SHARE
  CALCULATION                         51,937,351(6)    909,091(6)            --             --                --         52,846,442
                                  ==============    ==========    =============    ===========       ===========       ============

            See Accompanying Notes to Pro Forma Financial Statements

                     CONVERSION SERVICES INTERNATIONAL, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS, except per share data)
                                   (Unaudited)

                                                                   Integrated       Pro forma         Pro forma
                                    Conversion                     Strategies,     Adjustments       Adjustments
                                  Services Int'l     McKnight     Inc. and Subs     McKnight         Integrated         Pro forma
                                  (Consolidated)    Associates      (combined)     Associates        Strategies        Consolidated
                                  --------------    ----------    -------------    -----------       -----------       ------------
REVENUE                           $       25,167    $    2,987    $       5,203             --       $        --       $     33,357

COST OF REVENUE                           19,014         1,794            3,514             --                --             24,322
                                  --------------    ----------    -------------    -----------       -----------       ------------

GROSS PROFIT                               6,153         1,193            1,689             --                --              9,035
                                  --------------    ----------    -------------    -----------       -----------       ------------

OPERATING EXPENSES:
Selling and Marketing                      4,088            16               --             --                --              4,104
General and administrative                 6,819           991            1,544             --              (239)(5)          9,115
Research and development                     516            --               --             --                --                516
Goodwill and intangibles
  impairment                              23,299            --               --             --                --             23,299
Depreciation & amortization                1,117            --               14            382 (3)            --              1,513
                                  --------------    ----------    -------------    -----------       -----------       ------------

OPERATING EXPENSES                        35,839         1,007            1,558            382              (239)            38,547
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME FROM OPERATIONS                   (29,686)          186              131           (382)              239            (29,512)
                                  --------------    ----------    -------------    -----------       -----------       ------------

OTHER INCOME (EXPENSE), net               (3,052)           (3)             (69)            --                --             (3,124)
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME (LOSS) BEFORE TAXES AND
  MINORITY INTEREST                      (32,738)          183               62           (382)              239            (32,636)
                                  --------------    ----------    -------------    -----------       -----------       ------------

INCOME TAXES (BENEFIT)                       191                             (3)           (80)(4)           120 (4)            228
INCOME TAXES VALUATION ALLOWANCE              --            --               --             80 (4)          (120)(4)            (40)
                                  --------------    ----------    -------------    -----------       -----------       ------------

NET INCOME (LOSS) BEFORE
  MINORITY INTEREST               $      (32,929)   $      183    $          65    $      (382)      $       239       $    (32,824)

MINORITY INTEREST                             68            --               --             --                --                 68
                                  --------------    ----------    -------------    -----------       -----------       ------------

PRO FORMA NET INCOME (LOSS)       $      (32,861)   $      183    $          65    $      (382)      $       239       $    (32,756)
                                  ==============    ==========    =============    ===========       ===========       ============

PRO FORMA NET INCOME (LOSS) PER
  SHARE                           $        (0.71)   $     0.20    $          --    $        --       $        --       $      (0.69)
                                  ==============    ==========    =============    ===========       ===========       ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES USED IN THE PRO
  FORMA NET INCOME (LOSS) PER
  SHARE CALCULATION                   46,548,065(6)    909,091(6)            --             --                --         47,457,156
                                  ==============    ==========    =============    ===========       ===========       ============

            See Accompanying Notes to Pro Forma Financial Statements

The Company has determined that McKnight Associates, which was acquired by the Company on July 22, 2005, is not a significant subsidiary, and, as a result, has not filed the financial statements of the subsidiary in a separate Form 8-K filing.


      1) The pro forma balance sheet reflects the assets and liabilities of McKnight and ISI as of June 30, 2005, adjusted to record acquired Goodwill and Intangible assets.

      The following assets and liabilities were acquired by the Company as the result of the McKnight acquisition (in thousands):

      Components of consideration:
      Common stock of the Company                                        $1,773

      Cash                                                                  672

      Total consideration                                                $2,445

      Assets and liabilities acquired:
      Cash                                                               $  118
      Accounts receivable                                                   386
      Intangible asset - customer relationship (2.5 year life)              685
      Intangible asset - order backlog (5 month life)                        50
      Intangible asset - proprietary presentation format (3 year life)      173
      Accounts payable and accrued expenses                                (130)
      Goodwill                                                            1,163

      The following assets and liabilities were acquired by the Company as the result of the ISI acquisition (in thousands):

      Components of consideration:
      Cash paid at closing                      $ 2,113
      Subordinated promissory note                  165
      Promissory note                               178

      Total consideration                       $ 2,456

      Assets and liabilities acquired:
      Cash                                      $    79
      Accounts receivable                           755
      Prepaid expenses                                4
      Property and equipment, net                     2
      Security deposits                              13
      Accounts payable and accrued expenses        (161)
      Goodwill                                    1,764


      2) The pro forma balance sheet reflects adjustments to reflect the fair value of the assets and liabilities acquired from McKnight and ISI.

      3) Adjustment to reflect the impact of pro forma amortization of acquired intangible assets.

      4) Record pro forma income taxes at the Company's pro forma income tax rate of 40%. A valuation allowance was then applied against the pro forma income taxes for both 2004 and 2005 in accordance with the Company's practice during those periods.

      5) Adjustment to pro forma general and administrative expenses of ISI in 2004 and 2005 to exclude the impact of the former owners/officers compensation expense. These individuals were not employed by the Company subsequent to the acquisition.

      6) Issued and outstanding shares reflected on a post reverse-split basis. The Company effected a 1:15 reverse stock split in August 2005.

      7) Pro forma adjustment to reflect consideration given up by Conversion Services International in order to acquire McKnight and ISI.